Exhibit 11.

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
                                Pennsylvania Commerce Bancorp, Inc.
                                 Computation of Net Income Per Share
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                               For the Quarter Ended March 31, 2001
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                                                            Income           Shares       Per Share
                                                                                            Amount
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
Basic Earnings Per Share:
Net income                                                 $923,000
Preferred stock dividends                                   (20,000)
                                                           --------
Income available to common stockholders                     903,000         1,756,364        $0.51
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Effect of Dilutive Securities:
Stock Options                                                                 178,783
                                                                            ---------
Diluted Earnings Per Share:
Income available to common stockholders plus
assumed conversions                                        $903,000         1,935,147        $0.47
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                               For the Quarter Ended March 31, 2000
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                                                            Income           Shares       Per Share
                                                                                            Amount
---------------------------------------------------------------------------------------------------
Basic Earnings Per Share:
Net income                                                 $773,000
Preferred stock dividends                                   (20,000)
                                                           --------
Income available to common stockholders                     753,000         1,731,212        $0.44
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Effect of Dilutive Securities:
Stock Options                                                                 110,584
                                                                            ---------
Diluted Earnings Per Share:
Income available to common stockholders plus
assumed conversions                                        $753,000         1,841,796        $0.40
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